Exhibit 99.1

Contacts: GendeLLindheim BioCom Partners Investors info@peregrineinc.com (800) 987-8256	Media Barbara Lindheim (212) 918-4650

PEREGRINE PHARMACEUTICALS REPORTS FINANCIAL RESULTS
FOR SECOND QUARTER FISCAL YEAR 2007

TUSTIN, Calif., December 8, 2006 -- Peregrine Pharmaceuticals, Inc. (Nasdaq: PPHM), a clinical stage biopharmaceutical company developing targeted therapeutics for the treatment of cancer and hepatitis C virus (HCV) infection, today announced financial results for the second quarter of fiscal year 2007 ended October 31, 2006. The company reported a consolidated net loss of $5,070,000, or $0.03 per basic and diluted share, compared to a consolidated net loss of $4,571,000 or $0.03 per basic and diluted share for the same prior year period. The increased net loss primarily reflects increased investments in research and development as the company advanced its clinical programs for bavituximab and Cotara®.

Total revenues for the current quarter increased to $684,000 compared to $556,000 for the comparable quarter last year and were primarily generated from services provided by Avid Bioservices, the company’s wholly owned contract manufacturing subsidiary.

Total costs and expenses were $6,084,000 in the second quarter of 2007 versus $5,242,000 in the same quarter in the prior year. The increase in total expenses was primarily due to an increase in research and development expenses associated with the advancement of the company’s clinical and preclinical product candidates.

Interest and other income increased $211,000 during the current quarter over the prior year quarter, primarily reflecting interest earned on the company’s strengthened cash position. At October 31, 2006, the company had $23,394,000 in cash and cash equivalents compared to $17,182,000 at fiscal year end April 30, 2006.

“The second quarter of FY 2007 was marked by positive progress in all of our key clinical programs that should set the stage for continued progress during the remainder of the fiscal year,” said Steven W. King, president and CEO of Peregrine. “During the last quarter, we received regulatory approvals to advance two clinical trials in India for Cotara in brain cancer and bavituximab in solid tumors to complement ongoing U.S. clinical trials for the two programs. We dosed our first patients in the bavituximab combination therapy cancer trial several weeks ago, and the Cotara brain cancer trial should commence in the near term. We expect that enrollment in these trials will proceed rapidly compared to the pace more typical of trials conducted in the U.S.”

Mr. King continued, “In October we reported positive final data on safety and anti-viral activity from our Phase la study of bavituximab in HCV patients in an oral presentation at the prestigious American Association for the Study of Liver Disease (AASLD) meeting in Boston, which drew a large audience of HCV opinion leaders and analysts and generated significant positive interest in our drug. We completed patient dosing in the bavituximab HCV Phase lb repeat dose study and ramped up our planning for the next round of HCV combination therapy studies, which we expect to initiate early in 2007.”

Mr. King concluded, “Peregrine also made progress in its preclinical programs during this period, presenting encouraging preclinical data at scientific meetings on novel targets and approaches related to our anti-phospholipid platform, as well as receiving notification of the issuance of a broad patent covering vascular targeting agents in combination therapy regimens, potentially boosting our future intellectual property licensing efforts. During the quarter we also were very active in communicating with the investment community, including presentations at a number of investor conferences and one-on-one meetings with major institutional investors. We look forward to building on this momentum with what we expect to be an eventful and positive record of continued progress in the coming months from our five ongoing clinical trials.”

Conference Call:
The company will host a conference call today, December 8, 2006 at 11:00 a.m. EST/ 8:00 a.m. PST to discuss its second quarter FY 2007 financial results.

To listen to a live broadcast of the call over the Internet or to review the archived call, please visit: www.peregrineinc.com. The webcast will be archived on Peregrine’s website for approximately 30 days.

To listen to the call via telephone, please call the following number approximately 10 minutes prior to the scheduled time of the conference call: 1-800-860-2442. A telephonic replay of the conference call will be available through December 15, 2006 by calling (877) 344-7529, passcode 382933#.

About Peregrine Pharmaceuticals
Peregrine Pharmaceuticals, Inc. is a biopharmaceutical company with a portfolio of innovative product candidates in clinical trials for the treatment of cancer and hepatitis C virus (HCV) infection. The company is pursuing five separate clinical trials in cancer and HCV infection in the U.S. and India with its lead product candidates bavituximab and Cotara®. Peregrine also has in-house manufacturing capabilities through its wholly owned subsidiary Avid Bioservices, Inc. (www.avidbio.com), which provides development and bio-manufacturing services for both Peregrine and outside customers. Additional information about Peregrine can be found at www.peregrineinc.com.

Safe Harbor Statement: Statements in this press release which are not purely historical, including statements regarding Peregrine Pharmaceuticals' intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that bavituximab's safety profile in a repeat dose trial or in a combination therapy trial will not be at the same safety level as was found in the phase Ia trial, the risk that the results of future trials will not correlate to the results from the phase Ia trial, the risk that bavituximab will not be as well tolerated at ascending doses or show promising results in other viral indications, the risk that results of human studies using bavituximab plus radiation or chemotherapy will not correlate to the results of the preclinical studies and the risk that the commencement of planned clinical trials may be delayed. It is important to note that the company's actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties associated with completing preclinical and clinical trials for our technologies; the early stage of product development; the significant costs to develop our products as all of our products are currently in development, preclinical studies or clinical trials; obtaining additional financing to support our operations and the development of our products; obtaining regulatory approval for our technologies; anticipated timing of regulatory filings and the potential success in gaining regulatory approval and complying with governmental regulations applicable to our business. Our business could be affected by a number of other factors, including the risk factors listed from time to time in the Company's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended April 30, 2006 and the quarterly report on Form 10-Q for the second fiscal quarter ended October 31, 2006. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Peregrine Pharmaceuticals, Inc. disclaims any obligation, and does not undertake to update or revise any forward-looking statements in this press release.

-Financial tables to follow-

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	OCTOBER 31, 2006	APRIL 30, 2006
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$23,394,000	$17,182,000
Trade and other receivables	801,000	579,000
Inventories	1,899,000	885,000
Prepaid expenses and other current assets	1,323,000	1,466,000
Total current assets	27,417,000	20,112,000

PROPERTY:
Leasehold improvements	640,000	618,000
Laboratory equipment	3,669,000	3,444,000
Furniture, fixtures and office equipment	666,000	666,000
	4,975,000	4,728,000
Less accumulated depreciation and amortization	(3,055,000)	(2,822,000)
Property, net	1,920,000	1,906,000

Other assets	468,000	658,000

TOTAL ASSETS	$29,805,000	$22,676,000

-continued-

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)

	OCTOBER 31, 2006	APRIL 30, 2006
	Unaudited
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,093,000	$1,233,000
Accrued clinical trial site fees	315,000	170,000
Accrued legal and accounting fees	76,000	250,000
Accrued royalties and license fees	164,000	138,000
Accrued payroll and related costs	974,000	850,000
Notes payable, current portion	443,000	429,000
Capital lease obligation, current portion	16,000	15,000
Deferred revenue	1,388,000	563,000
Other current liabilities	396,000	836,000

Total current liabilities	4,865,000	4,484,000

Notes payable, less current portion	273,000	498,000
Capital lease obligation, less current portion	39,000	47,000
Deferred license revenue	12,000	21,000
Commitments and contingencies

STOCKHOLDERS' EQUITY:
Preferred stock-$.001 par value; authorized 5,000,000 shares; non-voting; nil shares outstanding	-	-
Common stock-$.001 par value; authorized 250,000,000 shares; outstanding - 193,920,390 and 179,382,191, respectively	194,000	179,000
Additional paid-in capital	221,813,000	204,546,000
Deferred stock compensation	-	(235,000)
Accumulated deficit	(197,391,000)	(186,864,000)

Total stockholders' equity	24,616,000	17,626,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,805,000	$22,676,000

-continued-

PEREGRINE PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	THREE MONTHS ENDED		SIX MONTHS ENDED
	October 31, 2006	October 31, 2005	October 31, 2006	October 31, 2005
	Unaudited	Unaudited	Unaudited	Unaudited
REVENUES:
Contract manufacturing revenue	$636,000	$533,000	$1,034,000	$722,000
License revenue	48,000	23,000	71,000	42,000
Total revenues	684,000	556,000	1,105,000	764,000

COSTS AND EXPENSES:
Cost of contract manufacturing	494,000	428,000	1,024,000	732,000
Research and development	3,920,000	3,244,000	7,961,000	6,036,000
Selling, general and administrative	1,670,000	1,570,000	3,311,000	3,087,000

Total costs and expenses	6,084,000	5,242,000	12,296,000	9,855,000

LOSS FROM OPERATIONS	(5,400,000)	(4,686,000)	(11,191,000)	(9,091,000)

OTHER INCOME (EXPENSE):
Interest and other income	339,000	128,000	688,000	204,000
Interest and other expense	(9,000)	(13,000)	(24,000)	(23,000)

NET LOSS	$(5,070,000)	$(4,571,000)	$(10,527,000)	$(8,910,000)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and Diluted	193,793,766	165,925,879	188,950,924	162,980,798

BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.03)	$(0.03)	$(0.06)	$(0.05)

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